                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1997
DISTRIBUTION DATE: 7/15/97



STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                 Per $1,000 of
                                                                                                Original Class A
                                                                                                   Certificate
                                                                                                     Amount
                                                                                                ----------------
   (i) Principal Distribution                                                $   2,398,242.08      $4.700337

  (ii) Interest Distribution                                                 $      52,462.99      $0.102823

 (iii) Amount of Distribution allocable to the Yield Suppl. Amount           $       3,210.11
       Amount of Distribution allocable to the Shortfall (Excess) Amount     $       2,719.72

  (iv) Monthly Servicing Fee                                                 $      14,464.57      $0.028349
       Monthly Supplemental Servicing Fee                                    $           0.00      $0.000000
       Class A Percentage of the Servicing Fee                               $      13,452.05      $0.026365
       Class A Percentage of the Supplemental Servicing Fee                  $           0.00      $0.000000

   (v) Class A Principal Balance (end of Collection Period)                  $  13,744,217.74
       Class A Pool Factor (end of Collection Period))                              2.6937421%
       Class B Principal Balance (end of Collection Period)                  $   1,034,511.01

  (vi) Pool Balance (end of Collection Period)                               $  14,778,728.75

 (vii) Class A Interest Carryover Shortfall                                  $           0.00      $0.000000
       Class A Principal Carryover Shortfall                                 $           0.00      $0.000000

(viii) Amount otherwise distributable to Class B Certificateholders          $           0.00
       that is distributed to Class A Certificateholders

  (ix) Balance of the Reserve Fund Property (end of Collection Period)       $   5,486,319.09

   (x) Aggregate Purchase Amount of Receivables repurchased by               $           0.00
       the Seller or the Servicer